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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-42310 on Form S-4 of EGL, Inc. of our report dated November 8, 1999, except as to the information presented in the last paragraph of Note 11 and in Note 12, for which the date is December 15, 1999, relating to the financial statements of EGL, Inc., which appear in EGL, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in such Post-Effective Amendment No. 1.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
October 2, 2000